As filed with the Securities and Exchange Commission on July 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon	26-1449404
(State of incorporation)	(IRS Employer Identification No.)

2034 West 2nd Avenue

Eugene, Oregon 97402

(Address, including zip code, of registrant’s principal executive offices)

Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan

(Full title of the plan)

Christina J. Cook

Chief Financial Officer

2034 West 2nd Avenue

Eugene, Oregon 97402

(541) 683-6293

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. David Mannheim

Michael K. Bradshaw, Jr.

Nelson Mullins Riley & Scarborough LLP

301 Hillsborough Street, Suite 1400

Raleigh, North Carolina 27603

(919) 329-3800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Arcimoto, Inc., an Oregon corporation (the “Company” or “Registrant”), to register an additional 1,500,000 shares of its common stock, no par value per share (the “Common Stock”), for issuance under the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan (the “2022 Stock Plan”), which Common Stock is in addition to the 2,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2022 (File No. 333-267715) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as the securities issuable under the 2022 Stock Plan that were registered on the Registrant’s Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will provide all participants in the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on April 14, 2023;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 22, 2023;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 19, 2023, January 23, 2023, February 21, 2023, February 22, 2023, February 23, 2023, March 1, 2023, April 20, 2023, May 23, 2023, May 30, 2023, June 2, 2023, June 12, 2023 (as amended June 13, 2023), June 21, 2023, and July 21, 2023, in each case only to the extent filed and not furnished; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 21, 2017, as supplemented and updated by the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

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Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of Arcimoto, Inc. (incorporated by reference to Exhibit 3.1(a) of Registrant’s Form 10-K filed with the Commission on March 29, 2019).

4.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Arcimoto, Inc. (incorporated by reference to Exhibit 3.1(b) of Registrant’s Form 10-K filed with the Commission on March 29, 2019).

4.3	Second Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Arcimoto, Inc. (incorporated by reference to Exhibit 3.1(c) of Registrant’s Form 8-K filed with the Commission on May 16, 2019).

4.4	Third Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Arcimoto, Inc. (incorporated by reference to Exhibit 3.1(d) of Registrant’s Form 10-K filed with the Commission on March 31, 2022).

4.5	Fourth Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Arcimoto, Inc. (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed with the Commission on November 14, 2022).

4.6	Second Amended and Restated Bylaws of Arcimoto, Inc. (incorporated by reference to Exhibit 2.2 of Registrant’s Form 1-A filed with the Commission on August 8, 2017).

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of dbbmckennon, Independent Registered Public Accounting Firm.

23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

99.1	Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Form 10-Q filed with the Commission on August 15, 2022).

99.2*	Amendment to Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan.

99.3	Form of Stock Option Award Agreement under the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of Registrant’s Form 10-Q filed with the Commission on August 15, 2022).

107.1*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on the 27th day of July, 2023.

ARCIMOTO, INC.

By:	/s/ Christopher W. Dawson
Christopher W. Dawson
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher W. Dawson and Christina J. Cook, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Christopher W. Dawson	Chief Executive Officer and Director	July 27, 2023
Christopher W. Dawson	(principal executive officer)

/s/ Christina J. Cook	Chief Financial Officer	July 27, 2023
Christina J. Cook	(principal financial and accounting officer)

/s/ Mark D. Frohnmayer	Chairman of the Board, Chief Vision Officer	July 27, 2023
Mark D. Frohnmayer

/s/ Joshua S. Scherer	Lead Independent Director	July 27, 2023
Joshua S. Scherer

/s/ Jesse G. Eisler	Director	July 27, 2023
Jesse G. Eisler

/s/ Dan M. Creed	Director	July 27, 2023
Dan M. Creed

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